EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of October 22, 2008 (the "Effective Date") is made by and between WorldWater & Solar Technologies Corp. (the "Company") and James Vittor ("Employee").

                                   WITNESSETH

     WHEREAS, the Company presently employs Employee as the Company's Corporate Controller and Chief Accounting Officer; and

     WHEREAS, Employee is not currently subject to any employment agreement with the Company; and

     WHEREAS, the Company is desirous of continuing to have Employee continue to serve as the Company's Corporate Controller and Chief Accounting Officer on the terms and conditions, and for the consideration, hereinafter set forth and Employee is desirous of continuing in the employ of the Company on such terms and conditions and for such consideration.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, and intending to be legally bound, the Company and Employee agree as follows:


     1.     Employment.  The Company hereby agrees to employ Employee, and
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Employee hereby accepts such employment, on the terms and conditions hereinafter set forth.

     2.     Term.  The term of this Agreement (as extended from time to time
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pursuant to this Paragraph, the "Term") shall commence on the Effective Date, and, unless otherwise terminated as hereinafter provided, shall continue for a period of two years. Thereafter, this Agreement shall automatically continue for successive one-year periods, unless either party gives written notice to the other of its intent to terminate this Agreement not less than sixty (60) days prior to the commencement of any such one-year renewal period. The Agreement shall terminate as of the earlier of (i) the termination of Employee's employment with the Company as provided herein or (ii) the expiration of the Term.

     3.     Position and Duties.  Employee shall continue to serve as an
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employee of the Company with the title of Corporate Controller and Chief
Accounting Officer. Employee shall report directly to the Company's Chief Executive Officer until such time as the Company employs a Chief Financial Officer, at which time Employee shall report directly to the Company's Chief Financial Officer. Employee shall perform such duties and responsibilities as may be assigned to him from time to time by the Company's Chief Executive
Officer or his designee.   Employee shall perform all duties and exercise all
authority in accordance with, and otherwise comply with, all Company policies, procedures, practices and directions.

     4.     Other Interests.  Employee's employment by the Company shall be
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full-time and exclusive. Employee agrees that he will devote all of his business time and attention, his best efforts, and all his skill and ability to promote the interests of the Company. During his employment, Employee shall not engage in any other business activities of any nature whatsoever (including board memberships) for which he receives compensation without the Company's prior written consent. Notwithstanding the foregoing and provided that the same shall not otherwise constitute a breach of Employee's obligations or covenants hereunder or impair or materially interfere with the performance of Employee's responsibilities hereunder, Employee shall be free to engage in other civic, political, social and professional activities, perform speaking engagements, and manage his personal passive investments, provided that such activities are not rendered for a company which transacts business with the Company or engages in business competitive with that conducted by the Company (or, if such company does transact business with the Company or does engage in a competitive business, it is a publicly-held corporation and Employee owns less than one percent of its outstanding shares).

5.     Compensation/Benefits.  During the Term of this Agreement the Company
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shall pay and provide Employee the following:

     (a)     Base Salary.  Employee shall be paid an annualized base salary of
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$125,000, which amount may be increased from time to time in the discretion of the Company (the "BASE SALARY"), payable in accordance with the regular payroll practices of the Company (but no less frequently than monthly). Employee's Base Salary shall be reviewed in accordance with the Company's policies, procedures and practices as they may exist from time to time.

     (b)     Annual Bonus.  Employee shall be eligible to receive an annual
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bonus with respect to each calendar year, starting with the calendar year that includes the Effective Date. The amount of such bonus, if any, shall be established by the Company's Chief Executive Officer, the Company's board of directors or a committee established by the Company's board of directors in their sole discretion. Provided Employee has been employed for no less than six months in a calendar year, the annual bonus shall be prorated on a per diem basis using the actual number of days worked by Employee in such calendar year as a basis. Any such bonus shall be paid to Employee in a single lump sum between January 1 and February 15 of the calendar year immediately following the calendar year to which the bonus relates.

     (c)     Health and Welfare Plans.  Employee shall be entitled to
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participate in all employee health and welfare plans and programs made available generally to the Company's employees as such plans or programs may be in effect from time to time, including, without limitation, qualified and non-qualified pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. Employee's participation in any of the foregoing plans or programs shall be in accordance with the terms and conditions thereof, and such terms and conditions shall govern in the case of any conflict between such terms and conditions and the terms and conditions of this Agreement.
Nothing in this Agreement shall require the Company to create, continue or refrain from amending, modifying, revising or revoking any of the Company's health and welfare plans and programs. Any amendments, modifications, revisions and revocations of such health and welfare plans and programs shall apply to Employee.

     (d)     Expenses.  The Company shall reimburse Employee for all
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reasonable and accountable business expenses in accordance with the applicable policies and procedures of the Company then in force.

     (e)     Vacation. Employee shall be entitled to three weeks of annual
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paid vacation. Up to fifteen (15) unused vacation days accrued in a calendar year may be used in the immediately subsequent calendar year.

     6.     Termination Prior to the Expiration of the Term. Employee's
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employment hereunder may be terminated prior to the expiration of the Term as follows:

     (a)     As a Result of Employee's Death. Employee's employment shall
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terminate automatically upon Employee's death.

     (b)     By the Company for Cause. Employee's employment may be terminated
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by the Company at any time during the Term for Cause. For purposes of this
Agreement, "Cause" shall mean: (i) Employee's conviction of, or the entry of a plea of guilty or nolo contendere by Employee to, a felony or crime of moral turpitude, dishonesty or fraud; (ii) Employee's willful failure or refusal to comply with the Company's lawful directives or to render the services required herein; (iii) fraud or embezzlement involving assets of the Company; (iv) Employee's material breach of any obligations contained in this Agreement; (v) Employee's engaging in misconduct that is materially injurious to the Company;
(vi) Employee's material breach of any fiduciary obligations owed to the Company; or (vii) Employee's willful and material breach of the Company's policies, which policies are made known to Employee prior to such breach.

     (c)     By the Company Without Cause.  Subject to Paragraph 7 hereof,
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Employee's employment may be terminated by the Company during the Term without
Cause upon thirty (30) days prior written notice to Employee. If Employee's position and duties with the Company are relocated by the Company to a location greater than 50 miles from Ewing, New Jersey, Employee may elect to decline an offer to relocate and, in such event, Employee's employment with the Company will be considered terminated without Cause. If Employee is required to travel to a location greater than 50 miles from Ewing, New Jersey for more than 45 days in any 90 day period, Employee may terminate his employment and Employee's employment with the Company will be considered terminated without Cause.

     (d)     By Employee for Any Reason.  Employee may terminate his employment
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with the Company during the Term upon thirty (30) days prior written notice to the Company (the "Employee Notice Period"). In the Company's sole discretion, the Company may elect to waive or reduce the Employee Notice Period. Any such waiver or reduction of the Employee Notice Period shall not be considered an employment termination by the Company without Cause.

     7.     Consequences of Termination.  In the event Employee's employment is
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terminated prior to the expiration of the Term pursuant to Paragraph 6 of this
Agreement, the following amounts and benefits shall be due to Employee.

     (a)     Death.  In the event of Employee's death, his estate, or his
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beneficiaries, as the case may be, shall be entitled to the following: (i) any earned but unpaid Base Salary through the date of Employee's death; and (ii) reimbursement for any unreimbursed expenses incurred through the date of Employee's death (collectively, the Accrued Amounts"). Payment of the Accrued Amounts shall be made in a single lump sum no later than the first pay period immediately following Employee's death. Employee's estate, or his beneficiaries, as the case may be, also shall be entitled upon Employee's death to receive the payments described in Section 7(c)(ii), below, less any amounts previously paid to Employee under Section 7(c)(ii).

     (b)     By the Company With Cause.  In the event Employee's employment with
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the Company is terminated by the Company with Cause, Employee shall be entitled to payment of the Accrued Amounts. Payment of the Accrued Amounts shall be made in a single lump sum no later than the first pay period immediately following the date of termination.

     (c)     By the Company Without Cause.  In the event Employee's employment
             ----------------------------
with the Company is terminated by the Company without Cause, Employee shall be entitled to the following: (i) payment of the Accrued Amounts, in a single lump sum no later than the first monthly pay period immediately following the date of termination; (ii) continued payment of Employee's Base Salary in effect as of the date of termination for a period of six (6) months (the "Severance Period") in equal installments; and (iii) continued payment of Employee's medical and dental health insurance premiums during the Severance Period. Provided, however, that in the event the Company has enacted a written severance policy in effect as of the date of termination (the "Severance Plan"), and the aggregate amount of salary continuation benefits due to Employee under the terms of the Severance Plan (or which would have been due to Employee under the terms of the Severance Plan but for this Agreement) (the "Severance Plan Benefits") exceeds the aggregate amount of salary continuation benefits otherwise payable to Employee pursuant to this Paragraph 8(c)(ii), then Employee shall instead be entitled to payment of the Severance Plan Benefits, payable in equal installments during the Severance Period. Provided, further, however, that in no event shall the aggregate amount of salary continuation benefits, or Severance Plan Benefits, as the case may be, pursuant to this Paragraph 7(c)(ii) be greater than two (2) times the sum of (x) Employee's annualized rate of compensation for the calendar year immediately preceding the calendar year in which Employee's employment is terminated or (y) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code for
the year in which the date of termination occurs.   Any amounts payable pursuant
to this Paragraph 7(c)(ii) shall commence no later than the first pay period immediately following the effective date of the Release referenced in Paragraph 8 of this Agreement, and shall be made in accordance with the regular payroll practices of the Company (but no less frequently than monthly).

     (d)     By Employee.  In the event Employee terminates his employment with
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the Company, Employee shall be entitled to payment of the Accrued Amounts.
Payment of the Accrued Amounts shall be made in a single lump sum no later than the first pay period immediately following the date of termination.

     (e)     Retention Bonus.  If Employee remains employed by the Company for
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the two year period commencing on the date of this Agreement, or until termination without cause, Employee shall be entitled to a retention bonus of $40,000. No retention bonus will be paid if Employee is terminated for Cause or if Employee voluntarily terminates his employment with the Company prior to the expiration of such two year term.

     8.     Release.  Except in the event of Employee's death, any and all
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amounts payable under the terms of Section 7(c)(ii) and (iii) above shall only be payable if Employee delivers to the Company, and does not revoke, a general release of all claims of Employee accruing up to the release date in form reasonably acceptable to the Company.

     9.     No Other Benefits.  Employee is not entitled to receive any
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compensation or benefits upon his employment termination except as: (i) set forth in this Agreement; (ii) otherwise required by law, including without limitation, notice of Employee's right pursuant to COBRA to elect, at Employee's cost, continued group medical and dental insurance coverage for a period of up to eighteen (18) months following the termination of the Company's obligations to fund such coverage; or (iii) otherwise required by any employee benefit plan in which Employee participates.

     10.     Withholding. The Company may withhold from any and all amounts
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payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

     11.     Confidentiality.  In the course of Employee's employment with the
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Company, Employee has acquired and will continue to acquire and have access to confidential or proprietary information about the Company and its customers, including but not limited to, trade secrets, methods, manufacturing processes, models, passwords, access to computer files, financial information and records, computer files, computer software programs, agreements and/or contracts between the Company and its employees and customers, customer lists, customer contacts, customer mailing lists, marketing plans, the marketing and/or creative policies and ideas, advertising and public relations campaigns, media plans and budgets, practices, concepts, strategies, and methods of operations, financial or business projections of the Company, employee information, and information about or received from customers and other third parties with whom the Company does business. The foregoing shall be collectively referred to as "Confidential Information." Employee is aware that the Confidential Information is not readily available to the public and accordingly, Employee agrees that he will not at any time (whether during employment with the Company or at any time after Employee's employment terminates), disclose to anyone (other than Employee's legal counsel in the course of a dispute arising from the alleged disclosure of Confidential Information or as required by law) any Confidential Information, or utilize such Confidential Information for Employee's own benefit, or for the benefit of third parties. Employee agrees that the foregoing restrictions shall apply whether or not any such information is marked "confidential." The term "Confidential Information" does not include information which (i) becomes generally available to the public other than by breach of this provision, (ii) Employee learns from a third party who is not under an obligation of confidence to the Company or a customer of the Company, or (iii) Employee develops after Employee's employment with the Company ends and when such information is developed without the aid of Confidential Information.

     12.     Company Material.   Employee further agrees that all documents,
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memoranda, disks, files, notes, records or other documents, whether in electronic form or hard copy (collectively, the "Material") compiled by Employee in the course of employment with the Company or made available to Employee during employment with the Company shall be the property of the Company and shall be delivered to the Company on the termination of Employee's employment with the Company or at any other time upon request. Except in connection with Employee's employment with the Company, Employee agrees not to make or retain copies or excerpts of the Material.

13.     Intellectual Property.  During his employment with the Company, Employee
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will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company at the time so developed, including without limitation, any design, logo, slogan, advertising campaign or any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that all patents, licenses, copyrights, trade names, trademarks, service marks, planning, marketing and/or creative policies, advertising campaigns, public relations or public affairs campaigns, promotional campaigns, media campaigns, and budgets, practices, concepts, strategies, and methods of operations, financial or business projections, designs, logos, slogans and business plans developed or created by Employee in the course of Employee's employment, either individually or in collaboration with others, either prior to or after the Effective Date, will be deemed works for hire and the sole and absolute property of the Company. At the Company's request and expense, Employee will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

     14.     Successors; Binding Agreement.  The Company shall have the right to
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assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and this Agreement shall be binding upon and inure to the benefit of the Company's successors and assigns. Employee agrees that Employee's rights and obligations under this Agreement are personal in nature, and Employee shall not have the right to assign or otherwise transfer Employee's rights or obligations under this Agreement.

     15.     Notices.  All notices and other communications hereunder shall be
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in writing and shall be given by (i) hand delivery to the other party; (ii) by overnight mail with a nationally recognized courier service with delivery tracking capabilities (e.g., FedEx); or (iii) by registered or certified mail, return receipt requested, postage prepaid, to the other party at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:


          If to the Company:     WorldWater & Solar Technologies Corp.
                                 201 Ludlow Drive
                                 Ewing, NJ 08638
                                 Attn: General Counsel

          If to Employee:        at the last residential address known by the
                                 Company.

Notice and communications shall be effective when actually received by the addressee.

     16.     Disputes.  The Company and Employee agree that any dispute,
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controversy or claim arising out of, relating to, or in connection with this
Agreement or Employee's employment with, or termination of employment from, the Company shall be settled by binding arbitration in accordance with either: 1) the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association ("AAA"); or 2) the JAMS Employment Arbitration Rules and Procedures then if effect. The party submitting a claim for arbitration may elect to submit such claim to either the AAA or JAMS. Arbitration shall be conducted by a single arbitrator with all proceedings to be held in Mercer County, New Jersey or such other place as both parties may agree. Prior to the appointment of the arbitrator, the parties shall submit the dispute to AAA or JAMS (each, the "ADR Forum") for mediation. The parties will cooperate with the ADR Forum and with one another in selecting a mediator from the ADR Forum's panel of neutrals, and in promptly scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator are confidential and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. If the dispute is not resolved within thirty days from the date of the submission of the dispute to mediation (or such later date as the parties may mutually agree in writing), the selection of the arbitrator and the administration of the arbitration shall proceed forthwith. The mediation may continue, if the parties so agree, after the appointment of the arbitrator. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as the arbitrator in the case. The arbitrator may grant injunctions or other relief in such dispute or controversy. All awards of the arbitrator shall be binding and non-appealable. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction. The arbitrator shall apply New Jersey law to the merits of any dispute or claims, without reference to any rules of conflicts of law that might result in the application of any other state's law.

     17.     Miscellaneous.  No provision of this Agreement may be modified,
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waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the Company's board of directors. No waiver by either party hereto at any time of the breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The obligations of the Company and Employee under this Agreement which by their nature may require either partial or total performance after the expiration of this Agreement shall survive such expiration. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     18.     Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     19.     Entire Agreement.  This Agreement between the Company and Employee
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sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes, as of the Effective Date, all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the parties hereto in respect of the subject matter contained herein.

     20.     Choice of Law.  This Agreement shall be construed in accordance
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with and governed by the law of the State of New Jersey (without regard to principles of conflict of laws).


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.


WORLDWATER & SOLAR TECHNOLOGIES CORP.


By:        /s/ Frank W. Smith                    Date:     10/22/08
        --------------------------------                  -----------
        Frank W. Smith, Chief Executive
        Officer




           /s/ James Vittor                    Date:       10/22/08
        ------------------------                          -----------
           James Vittor